Exhibit 99.1

Imperva Announces Fourth Quarter and Full Year 2017 Financial Results

Fourth Quarter Highlights

•	Total revenue of $91.1 million

•	Subscription revenue growth of 30%

•	GAAP operating income of $2.8 million; Non-GAAP operating income of $13.0 million

•	Generated $17.7 million in operating cash flow and $13.6 million in free cash flow

Redwood Shores, Calif. – February 8, 2018 – Imperva, Inc. (NASDAQ: IMPV), a cybersecurity leader that delivers best-in-class solutions to protect data and applications on-premises, in the cloud, and across hybrid environments, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“We are pleased with the company’s execution during the fourth quarter, which led to a strong finish with record profitability and free cash flow for the full year,” stated Chris Hylen, President and Chief Executive Officer of Imperva. “We were particularly pleased with the ongoing strength in subscription revenues, which highlights the continued interest for our cloud-based solutions, as well as demand for our innovative FlexProtect licensing program. We remain confident that Imperva is well positioned for continued profitable growth given our best-in-class solutions and ability to protect data & apps wherever they reside – in the cloud, on premises and in hybrid environments.”

Fourth Quarter 2017 Financial Highlights

•	Revenue: Total revenue was $91.1 million, an increase of 16%. Within total revenue, product revenue was $30.9 million, an increase of 8%. Services revenue of $60.2 million accounted for 66% of total revenue. Within services revenue, overall subscription revenue grew 30% to $33.1 million. Combined product and subscription revenue was $64.0 million, an increase of 18%.

•	Operating Income (Loss): GAAP operating income was $2.8 million compared to a loss of $(9.3) million during the fourth quarter in 2016. Non~~-~~GAAP operating income was $13.0 million, compared to a non-GAAP operating income of $11.1 million during the same period in 2016.

•	Net Income (Loss): GAAP net income was $3.6 million, or $0.11 per share based on 34.6 million weighted average diluted shares outstanding. This compares to net loss of $(9.8) million, or $(0.30) per share based on 32.7 million weighted average shares outstanding in the fourth quarter of 2016.

Non-GAAP net income was $13.9 million, or $0.40 per share based on 34.6 million weighted average diluted shares outstanding. This compares to a non~~-~~GAAP net income of $10.5 million, or $0.32 per share based on 33.1 million weighted average shares outstanding in the fourth quarter of 2016.

•	Balance Sheet and Cash Flow: As of December 31, 2017, Imperva had cash, cash equivalents and investments of $359.5 million and no debt. Total deferred revenue was $159.3 million compared to $130.5 million as of December 31, 2016. Short-term deferred revenue of $126.2 million increased 21% compared to $104.0 million as of December 31, 2016.

The company generated $17.7 million in net cash from operations, compared to $8.9 million for the fourth quarter of 2016. The company generated $13.6 million in free cash flow (cash flows from operating activities, less capital expenditures), compared to $6.0 million for the fourth quarter of 2016.

Full Year 2017 Financial Highlights

•	Revenue: Total revenue was $321.7 million, an increase of 22%. Within total revenue, product revenue was $97.1 million, an increase of 12%. Services revenue of $224.6 million accounted for 70% of total revenue. Within services revenue, overall subscriptions revenue grew 42% to $119.4 million. Combined product and subscriptions revenue was $216.5 million, an increase of 27%.

•	Operating Income (Loss): GAAP operating loss was $(13.7) million, compared to a loss of $(69.0) million during 2016. Non-GAAP operating income was $34.8 million, compared to an operating loss of $(0.9) million during 2016.

•	Net Income (Loss): GAAP net income was $22.9 million, or $0.67 per share based on 34.2 million weighted average shares outstanding. This compares to a GAAP net loss of $(70.3) million, or $(2.18) per share based on 32.3 million weighted average shares outstanding in 2016. GAAP net income during 2017 included a $35.9 million gain related to the sale of Skyfence.

Non~~-~~GAAP net income was $36.4 million, or $1.06 per share based on 34.2 million weighted average diluted shares outstanding. This compares to non~~-~~GAAP net loss for 2016 of $(2.2) million, or $(0.07) per share based on 32.3 million weighted average shares outstanding.

•	Cash Flow: The company generated $67.2 million in net cash from operations, compared to $22.5 million during 2016. The company generated $53.2 million in free cash flow (cash flows from operating activities, less capital expenditures), compared to $5.7 million during 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Operating Highlights

•	During the fourth quarter of 2017, Imperva booked 215 deals with a value over $100,000, an increase of 6% compared to 203 in the fourth quarter of 2016. For the full year 2017, the company booked 686 deals with a value over $100,000, an increase of 20% compared to 573 during 2016.

•	During the fourth quarter of 2017, Imperva added 208 new customers compared to 218 during the fourth quarter of 2016. For the full year 2017, the company added 677 new customers compared to 750 during 2016. Imperva now has over 5,900 customers in more than 100 countries around the world.

•	Imperva was named a leader by Forrester Research Inc. in “The Forrester WaveTM: DDoS Mitigation Solutions Q4 2017.

•	Imperva rounded out the management team, appointing seasoned executives Mike Burns as CFO and David Gee as CMO.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results and provide a business outlook for the first quarter and full year 2018. To access the conference call, dial (800) 239-9838 for the U.S. or Canada or (323) 794-2551 for international callers with conference ID #9985317. The webcast will be available live on the Investors section of the company’s website at www.imperva.com. An audio replay of the call will also be available to investors by phone beginning at approximately 5:00 p.m. Pacific Time on February 8, 2018 until 8:59 p.m. Pacific Time on February 22, 2018, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #9985317. In addition, an archived webcast will be available on the Investors section of the company’s website at www.imperva.com.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non~~-~~GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non~~-~~GAAP financial measures used by Imperva include historical and forward-looking non~~-~~GAAP operating income (loss), non-GAAP net income (loss), non~~-~~GAAP basic and diluted loss per share, free cash flow and forward-looking non-GAAP gross margin. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses, amortization of purchased intangibles, restructuring costs, costs associated with the review of strategic alternatives and non-routine stockholder matters, gain on sale of business and provision for income taxes on sale of business from the Imperva unaudited condensed consolidated statement of operations and net purchases of property and equipment from the unaudited condensed consolidated statement of cash flows.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-routine items that arise in the future should also be excluded in calculating the non~~-~~GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains and the conference call will include forward-looking statements, including without limitation those regarding the company’s expectations regarding its strength in subscription revenues, future interest in its cloud-based solutions, anticipated demand for its FlexProtect licensing program, expectations regarding profitability and growth, and our business outlook and expectations for the first quarter and full year 2018. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: demand for the company’s cyber security solutions may not increase or may decrease, including as a result of global macroeconomic conditions and other economic conditions that may reduce enterprise software or security spending generally or customer perceptions about the necessity or reliability of solutions such as ours; the company’s sales expectations for its FlexProtect licensing program and for sales to large customers may not materialize in a particular quarter or at all; the company may not timely introduce new products or services or versions of its products or services and such products or services may not be accepted by the market or may have defects, errors, outages or failures; competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the company’s growth may be lower than anticipated; the markets that the company addresses may not grow as anticipated; the company may not be able to achieve the anticipated operational efficiencies and other benefits of the restructuring initiative; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 9, 2017 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications – wherever they reside – on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.

© 2018 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, CounterBreach, Incapsula, SecureSphere, ThreatRadar, and Camouflage along with its design are trademarks of Imperva, Inc. and its subsidiaries.

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IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net revenue:
Products and license	$30,905	$28,641	$97,122	$86,798
Services	60,176	49,761	224,594	177,657

Total net revenue	91,081	78,402	321,716	264,455
Cost of revenue (1):
Products and license	2,100	3,133	7,738	9,525
Services	14,760	11,466	56,215	44,307

Total cost of revenue	16,860	14,599	63,953	53,832

Gross profit	74,221	63,803	257,763	210,623
Operating expenses (1):
Research and development	15,959	15,518	63,452	62,402
Sales and marketing	40,421	36,620	152,178	156,465
General and administrative (2), (3), (4)	14,879	12,460	54,435	51,260
Restructuring charges	—	8,118	667	8,118
Amortization of acquired intangible assets	132	352	714	1,408

Total operating expenses	71,391	73,068	271,446	279,653

Income (Loss) from operations	2,830	(9,265)	(13,683)	(69,030)
Gain on sale of business	—	—	35,871	—
Other income (expense), net	509	(26)	1,142	(77)

Income (Loss) before provision for income taxes	3,339	(9,291)	23,330	(69,107)
Provision (benefit) for income taxes (2)	(307)	527	461	1,172

Net income (loss)	$3,646	$(9,818)	$22,869	$(70,279)

Net income (loss) per share of common stock stockholders, basic	$0.11	$(0.30)	$0.68	$(2.18)

Net income (loss) per share of common stock stockholders, diluted	$0.11	$(0.30)	$0.67	$(2.18)

Shares used in computing earnings per share of common stock, basic	34,122	32,744	33,724	32,284

Shares used in computing earnings per share of common stock, diluted	34,576	32,744	34,238	32,284

(1) Stock-based compensation expense as included in above:
Cost of revenue	1,276	1,060	5,291	4,664
Research and development	2,273	3,280	12,185	14,711
Sales and marketing	3,682	3,328	14,698	20,510
General and administrative	2,851	3,612	13,821	17,131

Total stock-based compensation expense	$10,082	$11,280	$45,995	$57,016

(2) Acquisition- and disposition-related expense as included in above:
General and administrative	0	162	1,082	162
Provision for income taxes on sale of business	0	0	901	0

Total acquisition- and disposition-related expense	$—	$162	$1,983	$162

(3) Strategic review expense as included in above:
General and administrative	0	50	0	348

Total strategic review expense	$—	$50	$—	$348

(4) Non-routine stockholder matters expense as included in above:
General and administrative	0	396	0	1,047

Total non-routine stockholder matters expense	$—	$396	$—	$1,047

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$192,538	$107,343
Short-term investments	166,993	153,749
Restricted cash	52	68
Accounts receivable, net	75,535	62,571
Inventory	617	590
Prepaid expenses and other current assets	14,894	7,922

Total current assets	450,629	332,243
Property and equipment, net	25,407	21,496
Goodwill	36,389	37,448
Acquired intangible assets, net	3,184	8,393
Severance pay fund	6,554	5,070
Restricted cash	2,284	1,884
Deferred tax assets	2,022	1,220
Other assets	1,593	1,065

TOTAL ASSETS	$528,062	$408,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,869	$5,529
Accrued compensation and benefits	22,913	20,840
Accrued and other current liabilities	11,417	7,683
Deferred revenue	126,174	104,042

Total current liabilities	166,373	138,094
Other liabilities	6,253	6,637
Deferred revenue	33,081	26,429
Accrued severance pay	7,238	5,696

TOTAL LIABILITIES	212,945	176,856

STOCKHOLDERS’ EQUITY:
Common stock	3	3
Additional paid-in capital	572,106	510,257
Accumulated deficit	(256,537)	(276,819)
Accumulated other comprehensive loss	(455)	(1,478)

TOTAL STOCKHOLDERS’ EQUITY	315,117	231,963

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$528,062	$408,819

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended December 31
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22,869	$(70,279)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,857	7,488
Stock-based compensation	46,670	62,875
Amortization of acquired intangibles	714	1,408
Gain on sale of business	(35,871)	—
Loss on disposals of PPE	74	267
Amortization of premiums/accretion of discounts on short-term investments	(25)	238
Excess tax deficiencies from share-based compensation	—	(36)
Other	(1,299)	125
Changes in operating assets and liabilities:
Accounts receivable, net	(12,964)	(1,520)
Inventory	(93)	(16)
Prepaid expenses and other assets	(1,959)	383
Accounts payable	115	(1,398)
Accrued compensation and benefits	5,197	(2,543)
Accrued and other liabilities	3,378	2,178
Severance pay (net)	58	272
Deferred revenue	30,237	23,684
Deferred tax assets	(802)	(632)

Net cash provided by operating activities	67,156	22,494

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales/maturities of short-term investments	117,552	72,453
Proceeds from sale of business	35,015	—
Purchase of short-term investments	(130,972)	(129,989)
Net purchases of property and equipment	(13,924)	(16,789)
Change in restricted cash	(384)	(208)
Acquisitions, net of cash acquired	—	(3,914)

Net cash provided by (used in) investing activities	7,287	(78,447)

CASH FLOWS FROM FINANCING ACTIVITIES:
Settlement of holdback liability	—	(7,157)
Proceeds from issuance of common stock, net of repurchases	19,095	11,233
Shares withheld for tax withholding on vesting of restricted stock units	(9,642)	(8,831)
Offering costs relating to follow-on public offering	—	(112)
Excess tax deficiencies from share-based compensation	—	36

Net cash provided by (used in) financing activities	9,453	(4,831)

Effect of exchange rate changes on cash and cash equivalents	1,299	(125)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	85,195	(60,909)
CASH AND CASH EQUIVALENTS - Beginning of period	107,343	168,252

CASH AND CASH EQUIVALENTS - End of period	$192,538	$107,343

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
GAAP operating income (loss)	$2,830	(9,265)	$(13,683)	(69,030)
Plus:
Stock-based compensation expense	10,082	11,280	45,995	57,016
Acquisition- and disposition-related expense	—	162	1,082	162
Strategic review expense	—	50	—	348
Non-routine stockholder matters expense	—	396	—	1,047
Restructuring	—	8,118	667	8,118
Amortization of purchased intangibles	132	352	714	1,408

Non-GAAP operating income (loss)	$13,044	11,093	$34,775	(931)

GAAP net income (loss)	$3,646	(9,818)	$22,869	(70,279)
Plus:
Stock-based compensation expense	10,082	11,280	45,995	57,016
Acquisition- and disposition-related expense	—	162	1,082	162
Strategic review expense	—	50	—	348
Non-routine stockholder matters expense	—	396	—	1,047
Restructuring	—	8,118	667	8,118
Amortization of purchased intangibles	132	352	714	1,408
Gain on sale of business	—	—	(35,871)	—
Provision for income taxes on sale of business	—	—	901	—

Non-GAAP net income (loss)	$13,860	10,540	$36,357	(2,180)

Weighted average shares outstanding, basic	34,122	32,744	33,724	32,284
Weighted average shares outstanding, diluted	34,576	33,134	34,238	32,284
Non-GAAP net income (loss), basic	$0.41	$0.32	$1.08	$(0.07)
Non-GAAP net income (loss), diluted	$0.40	$0.32	$1.06	$(0.07)

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of Free Cash Flow)

(In thousands)

(Unaudited)

	Three months ended December 31		Twelve months ended December 31
	2017	2016	2017	2016
Net cash provided by operating activities	$17,690	$8,852	$67,156	$22,494
Less:
Net purchases of property and equipment	(4,089)	(2,836)	(13,924)	(16,789)

Total free cash generated	$13,601	$6,016	$53,232	$5,705

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation expense. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock-based compensation expense from its non-GAAP financial measures primarily because it does not consider such expense as part of its ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of current period results with results from prior periods.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expense for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Strategic Review and Non-routine Stockholder Matters. During the fourth quarter of 2016, Imperva incurred professional service fees and costs related to its review of strategic alternatives and other non-routine stockholder matters. Imperva has excluded the expenses associated with these activities from its non-GAAP financial results because they are not representative of and Imperva does not consider them part of ongoing operating costs. The exclusion of these expenses facilitates the comparison of current period results with results from prior periods.

Acquisition and Disposition-related Expense, Gain on Sale of Business, and Provision for Income Taxes on Sale of Business. Imperva completed an acquisition during the fourth quarter of 2016 and completed the sale of the Skyfence business during the first quarter of 2017. Imperva incurred legal, accounting, advisory and other transaction-related expense in connection with these transactions. Imperva has excluded these acquisition- and disposition-related expenses from its non-GAAP financial measures because they are not representative of ongoing operating costs. Imperva also has excluded the gain on the sale of the Skyfence business and the related tax effects given that such gain and the associated taxes are not representative of Imperva’s ongoing operations. Imperva does not acquire or dispose of businesses on a predictable cycle and the expenses, gains (if any) and the associated taxes from these transactions vary significantly and are unique to each transaction. Imperva records acquisition- and disposition-related expense as operating expense when incurred and the gain on sale of business and provision for income taxes associated with the sale were recorded at the time the Skyfence transaction closed. As a result, when they occur, these expenses, gains and taxes affect comparability from period to period and Imperva believes that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses, gains and taxes to facilitate the comparison of current period results with the results from prior periods.

Restructuring Charges. Imperva undertook a restructuring plan in the fourth quarter of 2016 and recorded additional restructuring charges in connection with the plan during the first quarter of 2017, substantially all of which were related to stock-based compensation expense associated with accelerated vesting of equity awards for certain terminated employees. In contrast to cost-reduction initiatives that are part of ongoing operations, the restructuring plan resulted in one-time severance costs that are not representative of ongoing operating costs. Because the restructuring plan was incremental to the operating activities of Imperva’s core business, Imperva has excluded the expense associated with the restructuring from its non-GAAP financial measures to facilitate the comparison of current period results with the results from prior periods.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com